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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-142070) pertaining to the registration statement under the Securities Act of 1933 of our report dated November 26, 2007, with respect to the consolidated financial statements of AECOM Technology Corporation, except for note 23 to the consolidated financial statements as to which the date is April 30, 2008, included in the Form 10-K/A for the year ended September 30, 2007.

/s/ Ernst & Young LLP

Los Angeles, California
May 9, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM